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                                                               Exhibit 10(d)(i)

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        TURNER STEINER INTERNATIONAL, LLC

                      A Delaware Limited Liability Company

                          Dated as of December 22, 1997

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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS ................................................2

ARTICLE II  FORMATION; NAME AND PLACE OF BUSINESS......................5

      2.1. Formation of the Company; Certificate of Formation..........5
      2.2. Name of the Company.........................................6
      2.3. Principal Place of Business.................................6
      2.4. Registered Agent and Office.................................6

ARTICLE III  PURPOSES AND POWERS OF THE COMPANY........................6

      3.1. Purposes....................................................6
      3.2. Powers......................................................7
      3.3. Modification of Purpose.....................................8

ARTICLE IV  TERM AND TERMINATION OF THE COMPANY........................8

ARTICLE V  CAPITAL; MEMBERSHIP INTEREST UNITS..........................8

      5.1. Capital Contributions of the Members........................8
      5.2. Capital Accounts............................................8
      5.3. Membership Interest Units...................................9
      5.4. Return of Capital..........................................10

ARTICLE VI  ALLOCATION OF PROFITS AND LOSSES;  DISTRIBUTIONS..........10

      6.1. Allocation of Net Profit or Net Loss.......................10
      6.2. Distributions..............................................10

ARTICLE VII  MEMBERS AND MANAGEMENT...................................11

      7.1. Members....................................................11
      7.2. Rights and Duties of Members...............................11
      7.3. Board of Managers..........................................13
      7.4. Daily Management...........................................14
      7.5. Representation of the Company..............................15
      7.6. Liability to Third Parties.................................15
      7.7. Indemnification of the Members, Managers, Officers and
              any Affiliates..........................................15
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ARTICLE VIII   FINANCIAL AND TAX MATTERS..............................17

      8.1. Bank Accounts..............................................17
      8.2. Books and Records..........................................17
      8.3. Financial Statements and Information.......................18
      8.4. Accounting Decisions.......................................18
      8.5. Where Maintained...........................................18
      8.6. Tax Matters................................................18
      8.7. Fiscal Year................................................19

ARTICLE IX  TRANSFER OF MEMBERSHIP INTEREST UNITS  AND
                 SUBSTITUTION OR WITHDRAWAL OF MEMBERS................20

      9.1. Transfers of Membership Interest Units.....................20
      9.2. Transfers to Subsidiaries..................................20
      9.3. Substituted Members........................................20
      9.4. Additional Members.........................................21
      9.5. Withdrawal of a Member.....................................21

ARTICLE X  DISSOLUTION AND LIQUIDATION................................22

      10.1. Events Causing Dissolution................................22
      10.2. Cancellation of Certificate...............................24
      10.3. Distributions Upon Dissolution............................24
      10.4. Reasonable Time for Winding Up............................24

ARTICLE XI  BEST EFFORTS OF THE MEMBERS...............................25

ARTICLE XII  AGREEMENTS NOT TO COMPETE WITH THE COMPANY...............25

      12.1. Agreement by Turner not to Compete........................25
      12.2. Agreement by Steiner not to Compete.......................25

ARTICLE XIII  TRANSFER OF TURNER ACTIVITIES IN SOUTH AMERICA..........26

ARTICLE XIV  MISCELLANEOUS PROVISIONS.................................26

      14.1. Compliance with Delaware LLC Act..........................26
      14.2. Additional Actions and Documents..........................27
      14.3. Notices...................................................27
      14.4. Severability..............................................27


                                      (ii)
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      14.5. Exercise of Rights and Waiver.............................28
      14.6. Successors and Assigns....................................28
      14.7. Limitation on Benefits of this Agreement..................28
      14.8. Amendment Procedure.......................................29
      14.9. Entire Agreement..........................................29
      14.10. Captions and Headings....................................29
      14.11. Governing Law............................................29
      14.12. Arbitration..............................................30
      14.13. Expenses.................................................30
      14.14. Execution in Counterparts................................31


                                      (iii)
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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        TURNER STEINER INTERNATIONAL, LLC

      This LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") is made and entered into as of this _____ day of December, 1997, by and between

      THE TURNER CORPORATION, a corporation organized under the laws of the State of Delaware ("Turner"), and

      KARL STEINER HOLDING AG, a corporation incorporated under the laws of Switzerland ("Steiner"),

      for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del.
C. ss. ss. 18-101 et seq. (the "Delaware LLC Act").

      Turner and Steiner and any other individuals and/or business entities subsequently admitted as a member as hereinafter provided shall be known as and referred to as "Members" and individually, as a "Member".

                                    RECITALS

      WHEREAS, Turner and Steiner are parties to a Joint Venture and Shareholders Agreement dated June 3, 1992, regarding the operation of a joint venture company known as Turner Steiner International SA, a corporation organized under the laws of Belgium ("TSI"), owned jointly by Turner and Steiner, with each holding 50% of the outstanding shares of TSI; and

      WHEREAS, Turner and Steiner have determined that it is desirable at this time to reorganize TSI as a limited liability company organized and existing under the laws of the State of Delaware; and

      WHEREAS, the Members have formed a limited liability company under the name of "Turner Steiner International, LLC", pursuant to a Certificate of Formation (the "Certificate") filed on November 5, 1997 with the Secretary of State of the State of Delaware pursuant to and in conformity with the provisions of the Delaware LLC Act;

      NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:
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                                    ARTICLE I
                                   DEFINITIONS

      Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings assigned hereto for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

      Affiliate: (a) Any Person directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question; (e) if the Person in question is a partnership, any general partner owning or controlling ten percent (10%) or more of either the capital or profits interest in such partnership; and
(f) if the Person in question is a limited liability company, any member owning or controlling ten percent (10%) or more of either the capital or profits interest in such limited liability company. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      Agreement: This Limited Liability Company Agreement, as it may be further amended or supplemented from time to time.

      Bankrupt: As defined in Section 10.1.

      Bankruptcy: As defined in Section 10.1.

      Board or the Board of Managers: As defined in Section 7.3.1.

      Buyout Price: As defined in Section 9.5(a).

      Capital Account: The capital account established and maintained for each Member.

      Capital Contributions: With respect to any Member, the amount of capital contributed by such Member to the Company in accordance with Article V hereof.


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      Certificate: The Certificate of Formation, and any and all amendments thereto, filed on behalf of the Company with the Recording Office as required under the Delaware LLC Act.

      Chairman: As defined in Section 7.3.2.

      Company: As defined in the preamble to this Agreement.

      Company Assets: All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Company.

      Delaware LLC Act: As defined in the preamble to this Agreement.

      Election Notice: As defined in Section 9.5(b).

      Fair Market Value: With respect to an asset, the fair market value of such asset (without regard to any liabilities or liens encumbering such asset) as determined by the Board, and if the Board cannot agree on such determination, by an independent investment banker selected by the Board.

      Federal Bankruptcy Code: Title 11 of the United States Code, as amended.

      Fiscal Period: Any period of time beginning (I) on the date first stated above, or (II) on the first day after the end of any immediately preceding Fiscal Period, and ending at the close of business on (i) the last day of a Fiscal Year, (ii) the effective date of withdrawal from the Partnership by any Partner, (iii) the effective date of any transfer of one or more Membership Interest Units, (iv) the effective date of any distribution by the Partnership to any Partner (including any distribution upon complete liquidation of the Partnership), or (v) the day immediately before the effective date of any Capital Contribution by any Partner to the Partnership.

      Fiscal Year: As defined in Section 8.7.

      GAAP: United States generally accepted accounting principles consistently applied.

      ICC Rules: As defined in Section 14.12.

      Indemnitee: As defined in Section 7.7.1.

      Internal Revenue Code: As defined in Section 5.2(b). Any reference herein to a specific section or sections of the Internal Revenue Code shall be deemed to include a


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reference to the Regulations thereunder, and to any corresponding provision of future law and to the Regulations thereunder.

      Majority in Interest of the Members: Members whose aggregate Percentage Interests on the relevant date exceed fifty percent of the Percentage Interests of all Members.

      Managers: As defined in Section 7.3.1, the members of the Board of Managers. Individually, a Manager.

      Members: As defined in the preamble to this Agreement, and any person admitted as an additional or substituted Member pursuant to this Agreement, so long as any such person remains a Member. Reference to a "Member" means any one of the Members.

      Membership Interest Units: As defined in Section 5.3(a).

      Net Profit and Net Loss: For any Fiscal Year (or Fiscal Period) of the Company, Net Profit and Net Loss shall mean the net income or loss recognized by the Company for federal income tax purposes during such period, taking into account all items of income, gain, deduction and loss of the Company, computed using the accrual method of accounting, and with the following adjustments: (i) tax exempt income received by the Company shall be treated, for purposes of this definition only, as gross income, and (ii) expenditures described in section 705(a)(2)(B) of the Internal Revenue Code shall be treated, for purpose of this definition only, as deductible expenses.

      Percentage Interest: As to any Member, that Member's entire interest in the Company, including, without limitation, such Member's right to a share of
(i) the Company's income, gain, losses and deductions, and (ii) subject to
Section 10.3, the Company Assets, in accordance with this Agreement. The Percentage Interest of each Member on any date shall be equal to a fraction, the numerator of which shall be the number of Membership Interest Units held by such Member on such date, and the denominator of which shall be the total number of Membership Interest Units outstanding on such date.

      Person: Any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate, or other entity or organization.

      Recording Office: The office of the Secretary of State of the State of Delaware.

      Regulations: As defined in Section 5.2(b). Any reference herein to a specific section or sections of the Regulations shall be deemed to include a reference to any corresponding provision of future Regulations.


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      Steiner: As defined in the preamble to this Agreement.

      Territory: The entire world, other than North America, Central America, the Caribbean region, Switzerland, Germany and France.

      TMM: As defined in Section 8.6.

      transfer: As defined in Section 9.1.

      TSI: As defined in the recitals to this Agreement.

      Turner: As defined in the preamble to this Agreement.

      Withdrawal Notice: As defined in Section 9.5.

      Withdrawing Member: As defined in Section 9.5.

                                   ARTICLE II
                      FORMATION; NAME AND PLACE OF BUSINESS

2.1. Formation of the Company; Certificate of Formation.

      The Members of the Company hereby:

      (a) acknowledge the formation of the Company by the Members as a limited liability company pursuant to the Delaware LLC Act by virtue of the filing of the Certificate with the Recording Office on November 5, 1997;

      (b) confirm and agree to their status as Members of the Company;

      (c) execute this Agreement for the purpose of continuing the existence of the Company and establishing the rights, duties, and relationships of the Members; and

      (d) (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the Members shall file, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws (except where such filing would expose the Member to personal liability), and (ii) agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Delaware LLC Act or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with


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the requirements of law for the continuation, preservation, and operation of the
Company as a limited liability company under the Delaware LLC Act.

2.2. Name of the Company.

      The name under which the Company shall conduct its business is "Turner Steiner International, LLC". The business of the Company may be conducted under any other name permitted by the Delaware LLC Act that is deemed necessary or desirable by a Majority in Interest of the Members, in their sole and absolute discretion. The Members shall promptly execute, file, and record any assumed or fictitious name certificates required by the laws of the State of Delaware or any jurisdiction in which the Company conducts business.

2.3. Principal Place of Business.

      The principal place of business of the Company shall be 375 Hudson Street, New York, New York 10014-3667 or such other place as the Members may, from time to time, select.

2.4. Registered Agent and Office.

      The registered agent and office of the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the Board may designate another registered agent and/or registered office of the Company.

                                   ARTICLE III
                       PURPOSES AND POWERS OF THE COMPANY

3.1. Purposes.

      The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware LLC Act, as such business activities may be determined by the Members from time to time.

      In particular, the Company has been formed for the purpose of providing professional services related to the design and construction of buildings and other structures in the Territory, including, but not limited to, design and construction


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management, services as a general contractor, project management, consulting and property development and consulting services.

        The Company shall not involve itself in any activities which would require the Company to make any investment in any property or to undertake any liabilities or other obligations related to the payment for, or completion of, any aspect of any building or other structure, unless those liabilities or other obligations are to be fully reimbursed by an owner or other person financially able to provide that reimbursement.

3.2. Powers.

      The Company shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Delaware LLC Act.

      By way of example and not of limitation, the Company may (subject to the limitations set forth in Section 3.1):

      (a) acquire, lease, let, construct, dispose of or exchange any personal property, material or equipment, and, in general, engage in all commercial, industrial and financial activities related directly or indirectly to its purpose, including any subcontracting in general and the management of intellectual rights and industrial or commercial property relating to such subcontracting;

      (b) acquire, lease, let, construct, dispose of or exchange any real property needed to achieve its purpose; and

      (c) manage, supervise and control (to the extent practicable) any associated companies and any companies in which it holds an interest of any kind, and grant loans, in whatsoever form and for whatsoever duration, to any said companies. It may participate, by contribution in cash or in kind, by merger, subscription, participation, or otherwise, in any companies or firms existing or to be formed, in or outside Delaware, with a purpose identical, similar to or related to, or useful for developments of the Company's purpose.


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3.3. Modification of Purpose.

      Subject to the requirements of the Delaware LLC Act, the Company's purpose may be extended or restricted by unanimous approval of the Members.

                                   ARTICLE IV
                       TERM AND TERMINATION OF THE COMPANY

      The Company is formed for a perpetual existence, and shall continue until it is dissolved and terminated as provided in Article X below and Sections 18-801 through 18-804 of the Delaware LLC Act.

                                    ARTICLE V
                       CAPITAL; MEMBERSHIP INTEREST UNITS

5.1. Capital Contributions of the Members.

      The Members shall each make an initial Capital Contribution of $100. Turner shall make the contribution contemplated by Article XIII below, and the Members shall, upon the liquidation and dissolution of TSI, promptly contribute to the Company all or substantially all of the assets and related liabilities which the Members shall have received as part of such liquidation and dissolution. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash, property or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.

5.2. Capital Accounts.

            (a) A single, separate Capital Account shall be maintained for each Member. Subject to Section 5.3(b) below, (i) each Member's Capital Account shall be credited with the amount of money and the Fair Market Value (without reduction for any liabilities secured by such contributed property that the Company assumes or takes subject to) of property contributed by that Member to the Company, the amount of any Company liabilities assumed by such Member and such Member's allocated share of any Net Profit for each complete Fiscal Period or Fiscal Year; and (ii) each Member's Capital Account shall be debited with the amount of money and the Fair Market Value of property distributed to such Member, the amount of any liabilities of such Member assumed by the Company, and such Member's distributive share of Net Loss for each complete Fiscal Period or Fiscal Year.


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            (b) Notwithstanding any provision of this Agreement to the contrary, each Member's Capital Account shall be maintained and adjusted so as to reflect each Member's "interest in the Company," as described in Section 1.704-1(b)(3) of the Income Tax Regulations (the "Regulations") promulgated under the Internal Revenue Code of 1986, as in effect and hereafter amended (the "Internal Revenue Code").

5.3. Membership Interest Units.

            (a) Each Member shall receive, in exchange for its Capital Contributions, a number of units of ownership interest in the Company (which shall be considered personal property for all purposes) consisting of (i) such Member's Percentage Interest, from time to time, in Net Profits and Net Losses,
(ii) such Member's right to receive distributions in accordance with this Agreement, (iii) such Member's right to vote or grant or withhold consents with respect to Company matters, as provided herein or in the Delaware LLC Act and
(iv) such Member's other rights and privileges as herein provided (the "Membership Interest Units").

            (b) Any Member, including any substitute Member, who shall receive a Membership Interest Unit (or whose number of Membership Interest Units shall be increased), by means of a transfer to such Member of all or a portion of the Membership Interest Units of another Member, shall have a Capital Account that includes the Capital Account of the transferor Member (or the applicable percentage thereof in case of a transfer of part of the transferor Member's Membership Interest Units). The Capital Account of any transferor of a Membership Interest Unit shall be appropriately reduced.

5.4. Return of Capital.

      Except upon the dissolution of the Company or as may be specifically provided in this Agreement, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions to the Company.


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                                   ARTICLE VI
                        ALLOCATION OF PROFITS AND LOSSES;
                                  DISTRIBUTIONS

6.1. Allocation of Net Profit or Net Loss.

      (a) Net Profit, Net Loss, credits, and all items thereof for a Fiscal Year (or a Fiscal Period) shall be allocated among the Members in accordance with their respective Percentage Interests as of the last day of such Fiscal Year or Fiscal Period.

      (b) The Members intend that allocations pursuant to Section 6.1(a) reflect each Member's "interest in the Company" as described in Section 1.704-1(b)(3) of the Regulations, and the Board shall make such changes to Section 6.1(a) as they believe are necessary to meet the requirements of such Regulations.

      (c) For Federal income tax purposes, items of taxable income, gain, loss, deduction and credit shall be allocated to the members in a manner determined by the Board to correspond to the allocation of the Net Profit and Net Loss with respect to which such items relate; provided, that such allocations shall be consistent with the principles of Section 704(c) of the Code and the Regulations promulgated thereunder and Regulations Section 1.704-1(b)(4)(i); and, provided further, that upon complete withdrawal of any Member from the Company, the Board may, in its discretion, allocate items of taxable income or loss to such Member to account for any book/tax differences with respect to such Member's Capital Account.

6.2. Distributions.

      Distributions shall be made at the times and places designated by the Board of Managers.

                                   ARTICLE VII
                             MEMBERS AND MANAGEMENT

7.1. Members.

            The names and business addresses of the Members of the Company are set forth on Schedule I attached hereto, as the same may be amended from time to time.


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7.2. Rights and Duties of Members.

      7.2.1. Meetings of the Members.

            Meetings of the Members shall be held at the place and time designated from time to time by the Board of Managers, and may also be called by Members representing at least 20% of the Membership Interest Units of the Company.

      7.2.2. Actions Requiring Unanimous Approval of the Members. The unanimous approval of the Members of the Company, upon proposal of the Board of Managers, is required for any of the following decisions:

            (a) action by the Company (or any of its Affiliates) to redeem, purchase or accept a pledge of any of the Membership Interest Units of the Company;

            (b) the sale or disposition, in any transaction or series of related transactions, of assets constituting in the aggregate 10% or more of the consolidated total assets of the Company and its subsidiaries, as reflected on their books and records (in accordance with GAAP);

            (c) entering into any agreement or letter of intent with respect to any merger, consolidation, amalgamation, joint venture, or partnership involving the Company;

            (d) modification of the Company's purposes as set forth in Section
      3.1 herein; or

            (e) taking any other action requiring the approval of Members under the Delaware LLC Act.

            Any abstention by a Member shall be considered a negative vote.

      7.2.3. Actions Requiring Approval of a Three-fourths Majority of the Members. The approval of three-fourths of the Members (as represented by their Percentage Interests), upon proposal by the Board of Managers, is required for any of the following decisions:

            (a) voluntary liquidation, dissolution or winding up of the Company, except as otherwise set forth elsewhere in this Agreement;

            (b) commencing, settling or compromising any proceeding in the name of the Company;


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            (c) any change in the allocation of Net Profits and Net Losses, or distribution of Net Profits, as set forth in Article VI above; or

            (d) an amendment to the Certificate or this Agreement.

            Any abstention by a Member shall be considered a negative vote.

      7.2.4. Actions Requiring Approval of a Majority in Interest of the Members. Subject to the provisions of Sections 7.2.2 and 7.2.3 above, all other decisions requiring approval of the Members may be made by a Majority in Interest of the Members. Any abstention by a Member shall be considered a negative vote.

      7.2.5. Action by Consent. The Members may take action by a vote of Members at a meeting in person or by proxy, or without a meeting if the number of Members required to approve such action consent thereto in writing, and the writing is filed with the minutes of proceedings of the Members. In no instance where action is authorized by written consent need a meeting of Members be called or notice given. Meetings of the Members in person shall be presided over by the Chairman of the Board of Managers, or in his or her absence, by another Manager, or by a Member present at the meeting as designated by the Members attending such meeting in person or by proxy.

      7.2.6. Filing of Certificates. Any Member, authorized by the appropriate majority of Members, may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of correction of, or certificates of amendment to, the Company's Certificate, one or more restated Certificates and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company, a certificate of cancellation canceling the Company's Certificate.

7.3. Board of Managers.

      7.3.1. Appointment and Composition of the Board of Managers. The Members hereby agree that responsibility for management of the business and affairs of the Company shall be delegated to a board of managers pursuant to Section 18-402 of the Delaware LLC Act (the "Board" or the "Board of Managers").

      The Members shall appoint managers to the Board in proportion to their Percentage Interests. The initial Board shall be composed of four (4) managers (collectively, the "Managers"), two (2) of whom shall be appointed by Turner (the "A Managers"), two (2) of whom shall be appointed by Steiner (the "B Managers"). Any change in the composition of the Board shall be made in accordance with Section 7.2.3 herein.


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      Each Manager shall serve until such Manager submits his or her written resignation to the Board, until removed by the Member who shall have appointed him or her to the Board or until the Termination Date. In the event that a Manager is removed, resigns, or is otherwise unable to serve as a Manager, the Member who appointed him or her shall have the right to appoint his or her successor, subject to approval by the other Members, which shall not be unreasonably withheld.

      7.3.2. Chairman of the Board. The Board shall elect one of the Managers as Chairman of the Board (the "Chairman"). The Chairman shall serve at the discretion of the Board. The Chairman shall have the powers specified in this Agreement, and such other powers as may be delegated to him or her by the Members.

      7.3.3. Meetings and Actions of the Board. The Board may meet upon 72 hours' notice from the Chairman, or from two Managers. Notice shall be valid if given by telephone, or in writing, by cable, telex or facsimile transmission. A Manager shall be presumed to have received proper notice if he or she is present or represented at a meeting. A Manager may also waive any right of complaint for lack of notice or any irregularity in the notice, before or after a meeting which he or she did not attend. The meetings of the Board shall be held in the place indicated in the notice. Meetings shall be chaired by the Chairman of the Board, or in his or her absence, by a Manager designated by the Board. The chairman of the meeting may appoint a secretary of the meeting, who need not be a Manager.

      Any Manager prevented from attending a meeting may authorize another Manager to represent him or her at the said meeting, such proxy to be given by telephone, or in writing, by cable, telex, telephone or facsimile transmission. A Manager may represent more than one of his or her fellow Managers and may cast, in addition to his or her own vote, as many votes as he or she has proxies.

      The Board of Managers may deliberate and take action only if at least one half of its A Managers and one half of its B Managers are present or represented. Every decision of the Board shall be made by a majority of the Managers present or represented and in the event of one or more abstentions, by a majority of the other Managers. In the case of a tie, the issue shall be referred to the Members for decision.

      The decisions of the Board shall be recorded in minutes signed by the Chairman and the secretary of the meeting and by those Managers who express a wish to do so. These minutes shall be kept in a minute book. Proxies given for the meeting shall be annexed to the minutes of such meeting.

      7.3.4. Action by Consent. The Board may take action by a vote of the Managers at a meeting in person or by proxy, or without a meeting if the number of the Managers required to approve such action consent thereto in writing, and the writing is


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

filed with the minutes of proceedings of the Board. In no instance where action is authorized by written consent need a meeting of the Board be called or notice given.

      7.3.5. Managers' Expenses. The Managers shall be reimbursed for normal and properly justified expenses incurred in the exercise of their duties, but will not be reimbursed for expenses associated with attendance at meetings of the Members or the Board of Managers. Any the sums so reimbursed shall be charged to general expenses of the Company.

      7.3.6. Scope of Authority. The Board shall be vested with the power to perform all acts necessary or useful to realize the purpose of the Company, and shall have the power to do all things which are not expressly reserved to the Members under this Agreement or the Delaware LLC Act.

7.4. Daily Management.

      The Board may delegate authority for the daily management of the Company, the management of one or more activities of the Company's business, or the implementation of the Board's decisions to one or more Managers, Members, the Chairman of the Board, other officers or agents of the Company, or such other Persons as the Board may designate from time to time. Such Persons may take actions within the scope of their delegation without further written approval by the Board, except that the creation of a permanent establishment in any country will require specific prior written approval of the Board.

7.5. Representation of the Company.

      Any action not in the ordinary course of business shall be authorized by the Chairman of the Board of Managers, acting at the direction of the Board, or by two Managers acting jointly, one being an A Manager and the other a B Manager.

7.6. Liability to Third Parties.

      7.6.1. Liability to Third Parties. Except as otherwise required in the Delaware LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or participating in the management of the Company.

      7.6.2. Members' Standard of Care. (a) The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Delaware LLC Act or this Agreement shall not be grounds for imposing personal liability on the Members for liabilities of the Company, and (b) in discharging their duties hereunder, Managers, Members and their officers and directors shall be fully protected in relying in good faith upon the records required to be maintained under Article VIII and upon such information, opinions, reports or statements by any of their members, their agents, or any other Person, as to matters the Managers, Members and their officers or directors reasonably believe are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. No Manager or Member (or any of their respective officers or directors) shall be liable to the Company except for actions or omissions not subject to indemnification hereunder pursuant to Section 7.7.1.

7.7. Indemnification of the Members, Managers, Officers and any Affiliates.

      7.7.1. In accordance with Section 18-108 of the Delaware LLC Act, the Company shall indemnify and hold harmless all Members, Managers, officers and Affiliates thereof, and all members, representatives, board members, officers and directors of such Affiliate (individually, in each case, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Company, regardless of whether the Indemnitee continues to be a Member, a Manager, an Officer, or an Affiliate thereof, or a member, a board member, an officer or a director of such Affiliate, at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the liability of an Indemnitee (a) for any breach of the Indemnitee's duty of loyalty to the Company or its Members, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (c) for any transaction from which the Indemnitee received any improper personal benefit.

      7.7.2. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 7.7 shall, from time to time, upon request by the Indemnitee be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

      7.7.3. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a Member, a Manager, an officer, or any Affiliate thereof, or as a member, board member, an officer or a director of such Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

      7.7.4. The Company may purchase and maintain insurance on behalf of the Members and such other Persons as the Members shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the offering of interests in the Company or the business or activities of the Company, regardless of whether the Company would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

      7.7.5. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement or the Delaware LLC Act.

      7.7.6. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                                  ARTICLE VIII
                            FINANCIAL AND TAX MATTERS

8.1. Bank Accounts.

      All funds of the Company shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit or other accounts at such banks as shall be designated by the Board from time to time, and the Board shall arrange for the appropriate conduct of such account or accounts.

8.2. Books and Records.

      8.2.1. The Company shall keep, or cause to be kept, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the Company. Such books and accounts shall be prepared on the accrual basis of accounting and, except for the purpose of determining Net Profit and Net Loss, in accordance with GAAP. Any Member, member of the Board or its respective designee shall have access to the books and records at any reasonable time during regular business hours and shall have the right to copy said records at its expense.

      8.2.2. The Company shall maintain the following additional records:

            (a) a current list of the full name and business address of each Member and Manager;

            (b) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent Fiscal Years, or as required by applicable law;

            (c) copies of this Agreement, including all amendments thereto; and

            (d) all financial statements of the Company for the three most recent Fiscal Years, or as required by applicable law.

8.3. Financial Statements and Information.

      (a) All financial statements prepared pursuant to this Section 8.3 shall present fairly the financial position and operating results of the Company and shall be prepared in accordance with GAAP on the accrual basis for each Fiscal Year during the term of this Agreement.

      (b) As soon as practicable, but in any event within ninety (90) days after the end of each Fiscal Year, the Company will cause to be prepared balance sheets and related consolidated statements of income, Members' equity and changes in cash flow, along with an annual report detailing the activities of the Company during the Fiscal Year in question, and such other reports and information concerning the business and affairs of the Company as may be reasonably requested by the Board, or otherwise required by the Delaware LLC Act.

8.4. Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the officers of the Company.

8.5. Where Maintained.

      The books, accounts and records of the Company at all times shall be maintained at the Company's principal office.

8.6. Tax Matters.

      (a) The Company shall cause to be prepared and delivered to each Member, in a timely fashion after the end of each Fiscal Year, copies of all federal, state and local income tax returns filed by the Company for such Fiscal Year, as well as the Forms K-1 (and similar state and local reports) relevant to such Member. Such returns shall be prepared on the accrual basis, and shall accurately reflect the results of operations of the Company for such Fiscal Year, as determined for purposes of each relevant tax.

      (b) Turner is hereby designated the "tax matters member" (as defined in the Internal Revenue Code) of the Company (the "TMM") and is hereby authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any federal, state or local tax authorities, including any resulting administrative or judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith. The TMM shall keep all Members fully informed of the progress of any such examination, audit or other proceeding, and all Members shall have the right to participate in any such examination, audit or other proceeding. The TMM shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without the prior consent of three-fourths of other Members in accordance with Section 7.2.3 above.

      (c) All tax elections required or permitted to be made under the Internal Revenue Code and any applicable state or local tax law shall be made at the discretion of the TMM, and any decision with respect to the treatment of Company transactions on the Company's federal, state or local tax returns shall be made in such manner as may be approved by the TMM.

      (d) For United States federal income tax purposes, the Company will not elect under Section 301.7701-3 of the Regulations to be classified as a corporation.

8.7. Fiscal Year.

      Except as otherwise required, the fiscal year of the Company for financial, accounting, federal, state and local income tax purposes shall be January 1 to December 31 of each year (the "Fiscal Year").

                                   ARTICLE IX
                      TRANSFER OF MEMBERSHIP INTEREST UNITS
                         AND SUBSTITUTION OR WITHDRAWAL
                                   OF MEMBERS

9.1. Transfers of Membership Interest Units.

      (a) Except as otherwise set forth in this Article IX, no Member may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of its Membership Interest Units.

      (b) The Members shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Article IX. Any purported transfer in violation of this Article IX shall be null and void and shall not be recognized by the Company.

      (c) The term "transfer," when used in this Article IX with respect to a Membership Interest Unit, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition.

9.2. Transfers to Subsidiaries.

      Subject to the provisions of this Article IX, a Member may at any time transfer all or any part of its Membership Interest Units in the Company to a wholly-owned subsidiary provided that such transfer shall not cause a termination of the Company under Section 708 of the Internal Revenue Code. Such transfer of Membership Interest Units will not relieve the transferring Member of its obligations under this Agreement, and each Member will do all things necessary to cause its transferee subsidiaries to comply with this Article IX. If a Member sells any shares of such subsidiary to a third party, the Member shall cause its subsidiary to transfer all its Membership Interest Units back to the transferring Member or to another wholly-owned subsidiary of such Member.

9.3. Substituted Members.

      A transferee of Membership Interest Units shall be admitted as a substituted Member only upon (a) the prior written consent of all other Members (subject to Section 9.2), (b) the transferee agreeing to be bound by the Certificate and this Agreement as then in effect, and (c) receipt of any necessary regulatory approvals. Unless and until a transferee is admitted as a substituted Member, the transferee shall have no right to exercise any of the powers, rights, and privileges of a Member hereunder nor any right to receive distributions in accordance with its Percentage Interest and the associated tax obligations. A Member who has transferred all of its Membership Interest Units shall cease to be a Member in accordance with the provisions of this Article IX and thereafter shall have no further powers, rights, and privileges as a Member hereunder except as provided in Section 7.7.

9.4. Additional Members.

      The Members, acting unanimously, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Members; and in connection with any such admission, the Members shall amend Schedule I hereof to reflect the name, address and Percentage Interests of the additional Members and any agreed upon changes in the number of Managers.

9.5. Withdrawal of a Member.

      Any Member shall have the right to withdraw from the Company at any time by a notice (a "Withdrawal Notice") to the other Member. If any Member gives a Withdrawal Notice pursuant to this Section 9.5, the following will occur:

            (a) The Member giving the Withdrawal Notice (the "Withdrawing Member") will, at the time it gives the Withdrawal Notice, specify a cash price at which the Withdrawing Member would be willing either to sell all its Membership Interest Units or to purchase all the other Member's Membership Interest Units (the "Buyout Price").

            (b) Within 45 days after the Withdrawing Member gives the Withdrawal Notice, the other Member will notify the Withdrawing Member in a notice (the "Election Notice") indicating whether the other Member elects to purchase all the Withdrawing Member's Membership Interest Units for the Buyout Price or to sell all of such Member's Membership Interest Units to the Withdrawing Member for the Buyout Price.

            (c) If the other Member does not send the Withdrawing Member an Election Notice within the 45 day period, the Withdrawing Member must purchase such other Member's Membership Interest Units for the Buyout Price.

            (d) The sale of Membership Interest Units by or to the Withdrawing Member will take place at the principal office of the Company at a date and time specified in the Election Notice, which will be not later than 30 days after the Election Notice is given (or, if no Election Notice is given, on a day specified by the Withdrawing Member which is not more than 30 days after the period for the other Member to give the Election Notice has expired). At that time the selling Member will transfer its Membership Interest Units to the purchasing Member against payment of the Buyout Price. If the purchasing Member fails to make the required payment, the selling Member may, but will not be required to, purchase the purchasing Member's Membership Interest Units for the Buyout Price. A purchase by the selling Member will not affect any claim the selling Member may have against the purchasing Member for failure to fulfill the purchasing Member's contractual obligation to purchase the selling Member's Membership Interest Units for the Buyout Price.

                                    ARTICLE X
                           DISSOLUTION AND LIQUIDATION

10.1. Events Causing Dissolution.

      The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

            (a) the written consent of all of the Members to dissolve and wind up the affairs of the Company;

            (b) the sale or other disposition by the Company of all or substantially all of the Company Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the Company under any promissory notes or other evidences of indebtedness taken by the Company and the satisfaction of contingent liabilities of the Company in connection with such sale or other disposition (unless the Members shall elect to distribute such indebtedness to the Members in liquidation);

            (c) the occurrence of any event that, under the Delaware LLC Act, would cause the dissolution of the Company or that would make it unlawful for the business of the Company to be continued;

            (d) the Bankruptcy, dissolution or liquidation of a Member; or

            (e) the withdrawal of a Member, unless the remaining Members consent to continue the Company.

      For the purposes of this Agreement, the term "Bankruptcy" shall mean, and the Member shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of the Member by a court of competent jurisdiction in any involuntary case involving the Member under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Member or for any substantial part of the Member's assets or property; (iii) the ordering of the winding up or liquidation of the Member's affairs; (iv) the filing with respect to the Member of any proceeding against the Member seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Member or for any substantial part of its property, which proceeding shall remain undismissed or unstayed for a period of 90 days pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law) or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property); (v) institution by the Member of any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official for the party or for any part of its assets or property; (vi) the consent by the Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official for the Member or for any substantial part of the Member's assets or property; (vii) the making by the Member of any general assignment for the benefit of creditors; or (viii) the failure by the Member generally to pay its debts as such debts become due.

10.2. Cancellation of Certificate.

      Upon the dissolution of the Company, the Certificate shall be canceled in accordance with the provisions of Section 18-203 of the Delaware LLC Act, and any Person responsible for winding up the affairs of the Company shall promptly notify the Members of such dissolution.

10.3. Distributions Upon Dissolution.

      (a) Upon the dissolution of the Company, the Members (or any other person or entity responsible for winding up the affairs of the Company) shall proceed without any unnecessary delay to sell or otherwise liquidate the Company Assets and pay or make due provision for the payment of all debts, liabilities and obligations of the Company.

      (b) The Members (or any other person or entity responsible for winding up the affairs of the Company) shall distribute the net liquidation proceeds and any other liquid assets of the Company (after the payment of all debts, liabilities (including any trade balances with Members) and obligations of the Company, the payment of expenses of liquidation of the Company, and the establishment of a reasonable reserve in an amount estimated by the Members to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the Company) shall be distributed to the Members in the following manner: first, pro rata, in proportion to the positive balances in their respective Capital Accounts until such Capital Accounts are reduced to zero, and second, any remaining amount to the Members in proportion to the relative amounts of their total Capital Contributions made to the Company over the life of the Company. Upon the consent of all Members, Company Assets may be distributed in-kind to the Members in the manner set forth in the previous sentence using valuation mechanisms mutually agreed upon by the Members.

10.4. Reasonable Time for Winding Up.

      A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.3 in order to minimize any losses otherwise attendant upon such a winding up.

                                   ARTICLE XI
                           BEST EFFORTS OF THE MEMBERS

      Each Member executing this Agreement (and any amendment thereto) agrees to use its best efforts to cause the Company to become engaged in the business of providing professional services relating to the design and the construction of buildings and other structures, as more fully set forth in Article III above, and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE XII
                   AGREEMENTS NOT TO COMPETE WITH THE COMPANY

12.1. Agreement by Turner not to Compete.

      Turner agrees that Turner or any of its subsidiaries or Affiliates will not engage, directly or indirectly, at any place within the Territory, in any activities of the type described in Section 3.1, any activities which are substantially similar to, or competitive with, activities of the type described in Section 3.1, for the period of time ending at the earliest of

      (i) three years after the earliest date when neither Turner nor any of its subsidiaries owns any Membership Interest Units,

      (ii) the earliest date on which Turner and its subsidiaries own no Membership Interest Units and Steiner and its subsidiaries own less than a majority of the Membership Interest Units, or

      (iii) the earliest date on which the Company permanently ceases to do business;

provided, however, that Turner or its subsidiaries may engage in the Territory in construction projects for the United States government or entities holding contracts with the United States government for which the Company is not eligible due to United States security laws or regulations, and may carry out through the Company certain other contracts not transferred to the Company.

12.2. Agreement by Steiner not to Compete.

      Steiner agrees that Steiner or any of its subsidiaries or Affiliates will not engage directly or indirectly, at any place within the Territory, in any activities of the type described in Section 3.1 or any activities which are substantially similar to, or competitive with, activities of the type described in Section 3.1, for the period of time ending at the earliest of

        (i) three years after the earliest date when neither Steiner nor any of its subsidiaries owns any Membership Interest Units,

      (ii) the earliest date on which Steiner and its subsidiaries own no Membership Interest Units and Turner and its subsidiaries own less than a majority of the Membership Interest Units, or

      (iii) the earliest date on which the Company permanently ceases to do business;

provided, however, that Steiner or its subsidiaries may engage in the Territory in construction projects for the Swiss government or entities holding contracts with the Swiss government for which the Company is not eligible due to Swiss security laws or regulations.

                                  ARTICLE XIII
                TRANSFER OF TURNER ACTIVITIES IN SOUTH AMERICA

        Turner agrees that it will transfer to the Company all its current activities in South America, including the Turner Birmann joint venture, at a date to be mutually agreed by the parties.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1. Compliance with Delaware LLC Act.

      The Members agree not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the Company under the Delaware LLC Act.

14.2. Additional Actions and Documents.

      The Members agree to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use their best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

14.3. Notices.

      All notices and other communications required or permitted to be given under this Agreement must be in writing and will be deemed effected when delivered in person or sent by facsimile transmission, if promptly confirmed in writing, or on the tenth business day after the day on which mailed from within the United States of America or Switzerland to the following address:

      If to Turner:

                  The Turner Corporation
                  375 Hudson Street
                  New York, NY  10014-3667
                  Attention:  Chairman of the Board
                  Telecopier No.:  (212) 229-6094

      If to Steiner:

                  Karl Steiner Holding AG
                  Hagenholstrasse 60
                  89050 Zurich, Switzerland
                  Attention:  Chairman of the Board
                  Telecopier No.:  (01) 305.24.40

Each Member may designate by notice in writing to the other Members a new address to which any notices or other communications may thereafter be so given, served or sent.

14.4. Severability.

      The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

14.5. Exercise of Rights and Waiver.

      No failure or delay on the part of a Member, a Manager or the Company in exercising any right, power or privilege hereunder and no course of dealing among the

Members, the Managers and the Company shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member, Manager or the Company would otherwise have at law or in equity or otherwise.

14.6. Successors and Assigns.

      This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and permitted assigns.

14.7. Limitation on Benefits of this Agreement.

      This Agreement is only for the benefit of the parties hereto, and nothing herein, expressed or implied, is intended or will be construed as conferring upon any person or entity, other than the parties hereto (or their respective successors and assigns as permitted hereunder), any rights or remedies under or by reason of, and no person or entity, other than the parties hereto (or their respective successors and assigns as permitted hereunder), is entitled to rely in any way upon, this Agreement.

14.8. Amendment Procedure.

      This Agreement may only be modified or amended by the unanimous written consent of the Members.

14.9. Entire Agreement.

      The Members agree that this Agreement contains the entire agreement among the Members with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein; provided, however, that this Agreement shall not be deemed to cancel and supersede the Joint Venture and Shareholders Agreement dated June 3, 1992 between Turner and Steiner regarding TSI until TSI shall have been liquidated and dissolved, and the Capital Contributions related thereto as contemplated by Section 5.1 shall have been made.

14.10. Captions and Headings.

      The captions and headings of the Articles and paragraphs of this Agreement are for convenience only, and do not constitute a part of this Agreement or affect the meaning of any of its provisions.

14.11. Governing Law.

      This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware thereof.

14.12. Arbitration.

      All disputes arising from or in any way in connection with this Agreement shall be finally settled through binding arbitration conducted pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect as of the date of the initiation of any dispute submitted to arbitration under this section ("ICC Rules"), by three arbitrators appointed in accordance with the ICC Rules. Except as provided in this Section 14.12, no modification or amendment of the ICC Rules applicable to any such arbitration shall be binding upon the parties unless agreed to in writing by the parties.

      In each such arbitration, each party to the dispute shall appoint one arbitrator within 30 days of receipt by the respondent of the request for arbitration, and the arbitrators so appointed by the parties shall appoint the third arbitrator (who shall be the Chairman), within 30 days of the confirmation of the later of the two arbitrators appointed by the parties. If the parties to the arbitration cannot agree on the appointment of the third arbitrator, the third arbitrator shall be appointed by the International Court of Arbitration in accordance with Article 1.4 of the ICC Rules.

      If a party initiating the request for arbitration fails to appoint an arbitrator within the required time period, the dispute shall be deemed to be withdrawn. If the respondent party fails to appoint an arbitrator within the required time period, then the process shall continue without the participation of the respondent's arbitrator.

      The arbitration proceedings shall be conducted in the English language, at a location to be agreed upon by the parties (with the parties acting in good faith).

      The arbitrators shall apportion the costs of the arbitration (including any administrative costs and fees of the arbitrators and fees of experts hired by the arbitrators, but excluding any fees of counsel or other experts of the claimant or the respondent) as part of their arbitral award. Among other remedies otherwise available to them, such arbitrators shall be authorized to order injunctive relief or the specific performance of any provision contained herein. Any award rendered by the arbitrators shall be final and binding upon the parties to such arbitration, and judgment upon such award, including any costs of arbitration referred to above, together with interest, may be entered in accordance with applicable laws in any court of competent jurisdiction.

14.13. Expenses.

      Each Member will pay its own expenses incurred in connection with this Agreement.

14.14. Execution in Counterparts.

      This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which shall be deemed to be one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement, or have caused this Limited Liability Company Agreement to be duly executed on their behalf, as of the day and year first herein above set forth.


                                        THE TURNER CORPORATION

                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                        KARL STEINER HOLDING AG

                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE I

Name and business  addresses of
the Members:                             Percentage Interests:
---------------------------------        ---------------------------------------

The Turner Corporation                   50%
375 Hudson Street
New York, N.Y. 10014

Karl Steiner Holding AG                  50%
Hagenholstrasse 60
89050 Zurich, Switerland